As filed with the Securities and Exchange Commission on July 25, 2014.
Registration No. 333- _____

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

ACCURIDE CORPORATION
 (Exact name of registrant as specified in its charter)
Delaware	61-1109077
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

7140 Office Circle
Evansville, Indiana 47715
(812) 962-5000
 (Address of Principal Executive Offices)

Accuride Corporation Second Amended and Restated 2010 Incentive Award Plan
 (Full title of the plan)

Richard F. Dauch
President and Chief Executive Officer
Accuride Corporation
7140 Office Circle
Evansville, Indiana 47715
 (Name and address of agent for service)
(812) 962-5000
(Telephone number, including area code, of agent for service)

Copies to:
Christopher D. Lueking, Esq.
Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
(312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,700,000 shares	$5.04	$8,568,000	$1,104

(1)
This Registration Statement registers an additional 1,700,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Accuride Corporation (the "Company") for issuance pursuant to the Accuride Corporation Second Amended and Restated 2010 Incentive Award Plan (the "Plan"), which shares were reserved for issuance under the Plan after being approved by the Company's stockholders at the Company's 2014 annual meeting of stockholders.  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of the Company's Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure.

(2)
Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low prices for the Common Stock reported on the New York Stock Exchange (the "NYSE") on July 18, 2014 ($5.04).

EXPLANATORY NOTE

The Company previously registered 60,535,928 shares of Common Stock for issuance pursuant to the Accuride Corporation 2010 Incentive Award Plan (the "Original Plan").  Subsequent to the registration of the shares reserved under the Original Plan, (i) the Company completed a 1-for-10 reverse stock split of its Common Stock on November 18, 2010 and (ii) the Company's stockholders approved an amendment to the Original Plan limiting the number of shares of Common Stock reserved for issuance to 3,500,000 shares (the "Amended Plan").  On March 13, 2014, the Company's Board of Directors adopted the Plan as an amendment and restatement of the Amended Plan and increased the authorized number of shares under the Plan from 3,500,000 to 5,200,000, which the Company's stockholders approved on April 24, 2014. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register such additional shares of Class A Common Stock which may be issued under the Plan.

The contents of the registration statement on Form S-8 (File No. 333-168507) previously filed with the Securities and Exchange Commission by the Company and relating to the registration of shares of Common Stock for issuance under the Original Plan are hereby incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8.

PART I

Item 1.                                        Plan Information
Not required to be filed with this Registration Statement.
Item 2.                                        Registrant Information and Employee Plan Annual Information
Not required to be filed with this Registration Statement.
PART II

Item 3.                                        Incorporation of Documents by Reference
The following documents, filed with the Securities and Exchange Commission (the "SEC") by the Company are incorporated as of their respective dates in this Registration Statement by reference:
A.	The Company's Annual Report on Form 10-K filed on March 6, 2014 (File No. 001-32483), for the fiscal year ended December 31, 2013.
B.	The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014.
C.	The Company's current report on Form 8-K filed with the Commission on April 29, 2014.
D.	All other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2013.
E.
The description of the Company's Common Stock contained in the registration statement on Form 8-A (Registration No. 000-53898), filed with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 17, 2010, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company or with respect to the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their dates of filing; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 4.                                        Description of Securities
Not required to be filed with this Registration Statement.
Item 5.                                        Interests of Named Experts and Counsel
Not applicable.
Item 6.                                        Indemnification of Directors and Officers
Not required to be filed with this Registration Statement.
Item 7.                                        Exemption from Registration Claimed
Not applicable.
Item 8.                                        Exhibits
Exhibit Number	Description of Exhibit
4.1

Amended and Restated Certificate of Incorporation of Accuride Corporation.  Previously filed as an exhibit to the Form 8-K filed on March 4, 2010 (Acc. No. 0001104659) and incorporated by reference herein.

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Accuride Corporation.  Previously filed as an exhibit to the Form 8-K filed on November 18, 2010 (Acc. No. 0001104659-10-059191) and incorporated by reference herein.

4.3	Amended and Restated Bylaws of Accuride Corporation. Previously filed as an exhibit to the Form 8-K filed on February 1, 2011 (Acc. No. 0001104659-11-004054) and incorporated by reference herein.
4.4
Accuride Corporation Second Amended and Restated 2010 Incentive Award Plan.  Previously filed as an exhibit to the Form 8-K filed on April 29, 2014 (Acc. No. 0000817979-14-000016) and incorporated by reference herein.

5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included in the signature page hereto).

Item 9.                                        Undertakings
(a)            Not required to be filed with this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Evansville, Indiana, on July 24, 2014.
ACCURIDE CORPORATION

By:	/s/ Richard F. Dauch.
Richard F. Dauch
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard F. Dauch, Gregory A. Risch and Stephen A. Martin, and each acting alone, his or her true and lawful attorney-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and  confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Accuride Corporation and on the dates indicated.

Signatures	Titles	Date
/s/ Richard F. Dauch	President and Chief Executive Officer (Principal Executive Officer)	July 24, 2014
Richard F. Dauch
/s/ Gregory A. Risch	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 24, 2014
Gregory A. Risch
/s/ Robin J. Adams	Director	July 24, 2014
Robin J. Adams
/s/ Keith E. Busse	Director	July 24, 2014
Keith E. Busse
/s/ Robert E. Davis	Director	July 24, 2014
Robert E. Davis
/s/ Lewis M. Kling	Director	July 24, 2014
Lewis M. Kling
/s/ John W. Risner	Director	July 24, 2014
John W. Risner
/s/ James R. Rulseh	Director	July 24, 2014
James R. Rulseh

LIST OF EXHIBITS

Exhibit Number	Description of Exhibit
4.1

Amended and Restated Certificate of Incorporation of Accuride Corporation.  Previously filed as an exhibit to the Form 8-K filed on March 4, 2010 (Acc. No. 0001104659) and incorporated by reference herein.

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Accuride Corporation.  Previously filed as an exhibit to the Form 8-K filed on November 18, 2010 (Acc. No. 0001104659-10-059191) and incorporated by reference herein.

4.3	Amended and Restated Bylaws of Accuride Corporation. Previously filed as an exhibit to the Form 8-K filed on February 1, 2011 (Acc. No. 0001104659-11-004054) and incorporated by reference herein.
4.4
Accuride Corporation Second Amended and Restated 2010 Incentive Award Plan.  Previously filed as an exhibit to the Form 8-K filed on April 29, 2014 (Acc. No. 0000817979-14-000016) and incorporated by reference herein.

5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included in the signature page hereto).